                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934
                              (Amendment No. _____)

Check the appropriate box:

[X]  Preliminary Information Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5
     (d) (2))

[ ]  Definitive Information Statement

                             SUNAMERICA SERIES TRUST
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ______________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

     5)   Total fee paid:

          ______________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ______________________________________________________________________

     2)   Form, Schedule or Registration Statement No.:

          ______________________________________________________________________

     3)   Filing Party:

          ______________________________________________________________________

     4)   Date Filed:

          ______________________________________________________________________

AIG SUNAMERICA RETIREMENT MARKETS, INC.                    (AIG SUNAMERICA LOGO)
21650 Oxnard Street                                    THE RETIREMENT SPECIALIST
Woodland Hills, CA 91367
(800) 445-7862

June __, 2007

Dear Contract Owner:

     On December 13, 2006, the Board of Trustees (the "Trustees") approved a decision to change the subadviser of the Telecom Utility Portfolio (the "Portfolio"), a series of SunAmerica Series Trust from Federated Equity Management Company of Pennsylvania to Massachusetts Financial Services Company ("MFS"). MFS assumed management responsibilities for the Portfolio effective May 1, 2007.

     As a matter of regulatory compliance, we are sending you this information statement, which describes the rationale for the Trustees' decision to change subadvisers, the management structure of the Portfolio, the ownership of MFS and the terms of the subadvisory agreement with MFS.

     IN CONNECTION WITH THE CHANGE OF SUBADVISER, THE PORTFOLIO CHANGED ITS PRINCIPAL INVESTMENT GOAL FROM SEEKING "HIGH CURRENT INCOME AND MODERATE CAPITAL APPRECIATION" TO SEEKING "TOTAL RETURN." FEES PAYABLE BY THE PORTFOLIO WILL NOT INCREASE AS A RESULT OF THE CHANGE OF SUBADVISER.

     THIS DOCUMENT IS FOR YOUR INFORMATION ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION. Please do not hesitate to call us at (800) 445-7862 if you have any questions about these changes or if we can be of service to you in any other way. As always, we appreciate your confidence and trust and look forward to serving you in the future.

Sincerely,


----------------------------------------
Vincent Marra
President
SunAmerica Series Trust

                             SUNAMERICA SERIES TRUST
                            TELECOM UTILITY PORTFOLIO
                                 P.O. BOX 54299
                           LOS ANGELES, CA 90054-0299

                                   ----------

                              INFORMATION STATEMENT
                       REGARDING THE CHANGE OF SUBADVISER
                        FOR THE TELECOM UTILITY PORTFOLIO

                                   ----------

     The Board of Trustees of the SunAmerica Series Trust Telecom Utility Portfolio ("the Portfolio") recently approved Massachusetts Financial Services Company ("MFS") as the new subadviser of the Portfolio, replacing Federated Equity Management Company of Pennsylvania ("Federated") on May 1, 2007. As you may know, the Securities and Exchange Commission has granted an exemptive order (the "Order") to SunAmerica Series Trust (the "Trust") permitting AIG SunAmerica Asset Management Corp. ("SunAmerica"), as the investment adviser of the Trust's portfolios, to hire new subadvisers and to make changes to existing subadvisory contracts without first calling a shareholder meeting and obtaining shareholder approval. The Order requires that within 60 days of the hiring of a new subadviser, the Trust must furnish the effected Portfolio's shareholders all the information that would have been included in a proxy statement.

     This information statement is being provided to the shareholders of the Portfolio in lieu of a proxy statement, pursuant to the terms of the Order. This information statement will be mailed on or about June __, 2007 to contract owners who chose the Portfolio as an investment option prior to May 1, 2007.

       WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US
            A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY
                  AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

PURPOSE OF THE INFORMATION STATEMENT

     You are receiving this information statement in order to provide you with certain information regarding the Portfolio and MFS, the new subadviser. The information statement describes the rationale for the Trustees' decision to change subadvisers, the management structure of the Portfolio, the terms of the subadvisory agreement with MFS and certain information about the Portfolio and MFS.

THE TRUST

     The Portfolio is an investment series of the Trust, a Massachusetts business trust. The Trust entered into an Investment Advisory and Management Agreement (the "Advisory Agreement") with SunAmerica on January 1, 1999, as amended from time to time, with the approval of the Trustees. SunAmerica is an indirect, wholly-owned subsidiary of American International Group, Inc. and is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. SunAmerica selects the subadvisers for the Trust's portfolios, manages certain portfolios, provides various administrative services and supervises the portfolios' daily business affairs, subject to review by the Trustees. The Advisory Agreement authorizes SunAmerica to retain subadvisers for the portfolios for which it does not manage the assets. SunAmerica selects subadvisers it believes will provide the portfolios with the highest quality investment services. SunAmerica monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift or other consideration.

     The subadvisers to the Trust's portfolios, including MFS, act pursuant to agreements with SunAmerica. Their duties include furnishing continuing advice and recommendations to the portfolios regarding securities to be purchased and sold. The subadvisers are independent of SunAmerica and discharge their responsibilities subject to the policies of the Trustees and the oversight and supervision of SunAmerica, which pays the subadvisers' fees. The portfolios do not pay fees directly to a subadviser. However, in accordance with procedures adopted by the Trustees, a subadviser may effect portfolio transactions through an affiliated broker-dealer, acting as an agent not as principal, and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), the rules and interpretations thereunder and other applicable securities laws.

THE SUBADVISORY AGREEMENT

     On January 1, 1999, SunAmerica entered into a subadvisory agreement with MFS to manage certain portfolios of the Trust (the "Subadvisory Agreement"). On May 1, 2007, the Subadvisory Agreement was amended to add the Portfolio and to make other administrative changes as discussed below (the "Amendment"). The Subadvisory Agreement was last approved by the Board on December 13, 2006. The subadvisory agreement with Federated was terminated effective April 30, 2007.

     Under the Subadvisory Agreement, SunAmerica will employ MFS to manage the day-to-day investment of the Portfolio's assets consistent with the Portfolio's investment objective, policies and restrictions. The Subadvisory Agreement provides that (i) MFS shall manage the assets of the Portfolio, (ii) SunAmerica shall compensate MFS for its services, (iii) MFS is authorized to select the brokers or dealers to effect portfolio transactions for the Portfolio, and (iv) MFS shall comply with the Portfolio's investment policies and restrictions and with applicable law. SunAmerica, and not the Portfolio, will be responsible for paying subadvisory fees payable to MFS. In addition, the Amendment added a provision requiring MFS to keep information regarding the Portfolio confidential and a provision setting forth responsibilities for voting proxies on behalf of the Portfolio.

     Any description of the Subadvisory Agreement set forth herein is qualified in its entirety by the actual Subadvisory Agreement, a copy of which is attached as Exhibit A.

     The Amendment to the Subadvisory Agreement took effect on May 1, 2007 (with respect to the portfolio) and will remain in effect for an initial two-year period and will continue automatically for successive years provided that it is specifically approved at least annually by a vote of a majority of the Trustees who are not "interested persons" as that term is defined in Section 2(a)(19) of the 1940 Act ("Independent Trustees").

     For the fiscal year ended January 31, 2007, SunAmerica paid Federated, the prior subadviser, $216,018, or 0.42% of average net assets, for subadvisory services rendered. If MFS had served as subadviser for such period, it would have earned $191,283, or 0.38% of average net assets. Based on this hypothetical, SunAmerica would have paid $24,375 or 11.45% less than what Federated was paid during the same period. The subadvisory fee rate payable to MFS is as follows: 0.375% on the first $250 million, 0.325% on the next $500 million, 0.300% on the next $750 million, and 0.250% over $1.5 billion. Fees payable to MFS by SunAmerica are lower than those paid to Federated which means that SunAmerica will retain more of its advisory fees because of this change of subadvisers.

CHANGES TO THE PORTFOLIO'S INVESTMENT GOAL AND STRATEGY

     As a result of the subadviser change, the Portfolio changed its principal investment goal from seeking "high current income and moderate capital appreciation" to seeking "total return." The Portfolio attempts to achieve this goal by investing, under normal circumstances, at least 80% of its net assets in equity and debt securities in utility companies. Utility companies include companies engaged in the manufacture, production, generation, transmission, sale or distribution of electric, gas or other types of energy, water or other sanitary services; and companies engaged in telecommunications, including telephone, cellular telephone, telegraph, satellite, microwave, cable television, and other communications media (but not engaged in public broadcasting). The Portfolio intends, under normal circumstances, to invest in both telecommunications companies and other utility companies.

     As a result, the Portfolio may now invest more significantly in foreign securities, including securities of companies located in emerging markets, and in high-yield fixed income securities, more commonly referred to as "junk bonds (up to 20% of net assets). As a result of these changes, the Portfolio will be subject to the following additional principal risks:

     - FOREIGN INVESTMENT RISK. The value of your investment may be affected by fluctuating currency values, changing local and regional economic, political and social conditions, and greater market volatility, and, in addition, foreign securities may not be as liquid as domestic securities.

     - EMERGING MARKETS RISK. The risks associated with investment in foreign securities are heightened in connection with investments in the securities of issuers in developing or "emerging market" countries. Emerging market countries may be more likely to experience political turmoil or rapid changes in economic conditions than developed countries. As a result, these markets are generally more volatile than the markets of developed countries.

     - RISKS OF INVESTING IN JUNK BONDS. The Portfolio may invest significantly in junk bonds, which are considered speculative. Junk bonds carry a substantial risk of default or changes in the issuer's creditworthiness, or they may already be in default.

     - CREDIT QUALITY RISK. The creditworthiness of an issuer is always a factor in analyzing fixed income securities. An issuer with a lower credit rating will be more likely than a higher rated issuer to default or otherwise become unable to honor its financial obligations. This type of issuer will typically issue junk bonds. In addition to the risk of default, junk bonds may be more volatile, less liquid, more difficult to value and more susceptible to adverse economic conditions or investor perceptions than other bonds.

INFORMATION ABOUT MASSACHUSETTS FINANCIAL SERVICES COMPANY

     MFS is America's oldest mutual fund organization and, with its predecessor organizations, has a history of money management dating from 1924 and the founding of the first mutual fund in the United States. MFS is a registered investment adviser and is located at 500 Boylston Street, Boston, MA 02116. As of March 31, 2007, MFS had approximately $192 billion in assets under management.

     MFS is a subsidiary of Sun Life of Canada (U.S.) Financial Services Holdings, Inc., which, in turn, is an indirect wholly owned subsidiary of Sun Life Financial, Inc. Sun Life Financial is located at 150 King St. West, Toronto, Ontario, Canada M5H 1J9. No officer or trustee of the Trust is an officer, director, employee or shareholder of MFS or has any other material direct or indirect interest in MFS, or is a person controlling, controlled by or under common control with MFS.

     The names and principal occupations of the directors and principal executive officers of MFS are set forth in the following table. The business address of each of these individuals is 500 Boylston Street, Boston, MA 02116.

NAME                 POSITION AND PRINCIPAL OCCUPATION
----                 ---------------------------------
Robert J. Manning    Director, President, Chief Executive
                     Officer, Chief Investment Officer

Robert C. Pozen      Director and Chairman of the Board

Martin E. Beaulieu   Director, Executive Vice President,
                     Director of Global Distribution

Robin A. Stelmach    Director, Executive Vice President,
                     Chief Operating Officer

Donald A. Stewart    Director

Thomas A. Bogart     Director

Maria F. Dwyer       Executive Vice President, Chief Regulatory
                     Officer and Chief Compliance Officer

Paul T. Kirwan       Executive Vice President, Chief Financial
                     Officer and Treasurer

Mark N. Polebaum     Executive Vice President, General
                     Counsel and Secretary

     MFS is the investment adviser for other mutual funds that have an investment objective similar to that of the Portfolio. The name of such fund(s), together with information concerning the funds' assets, and the annual fees paid (as a percentage of average net assets) to MFS for its services, are set forth below.

                                          ASSETS AS OF                 ADVISORY FEE RATE
FUND NAME                              DECEMBER 31, 2006        (% OF AVERAGE DAILY NET ASSETS)
---------                              -----------------   ----------------------------------------
MFS Utilities Fund                       $2,414,633,967    0.60%*

ING MFS Utilities Portfolio              $  315,011,934    0.35% on the first $500 million
                                                           0.30% on the next $1 billion
                                                           0.25% over $1.5 billion**

John Hancock Trust - Utilities Trust     $  207,108,137    0.375% on the first $600 million
                                                           0.350% from $600 million to $900 million
                                                           0.325% from $900 million to $1.5 billion
                                                           0.250% over $1.5 billion

* MFS has agreed to reduce the management fee to 0.55% on average daily net assets in excess of $3 billion. However, this agreement did not have an impact on the Fund's management fee during its most recent fiscal year due to asset levels.)

** Based on aggregate assets of all ING funds for which MFS serves as sub-adviser.

FACTORS CONSIDERED BY THE BOARD OF TRUSTEES

     SunAmerica recommended MFS in the ordinary course of its ongoing evaluation of subadviser performance and investment strategy and after extensive research and qualitative and quantitative analysis of numerous candidate firms, their organizational structure, investment process and style and long-term performance records.

     The Trustees received materials related to certain factors used in their consideration of whether to approve the Subadvisory Agreement, including: (1) the nature, extent and quality of services to be provided by MFS; (2) the size and structure of the subadvisory fees paid to MFS compared to subadvisory fee rates of a group of funds with similar investment objectives (respectively, the "Expense Group/Universe" and the "Subadvisory Expense Group/Universe"); (3) the investment performance of the Portfolio and the performance of a comparable portfolio managed by MFS; (4) the costs of services and the benefits potentially derived by MFS; (5) the terms of the Subadvisory Agreement; (6) whether the Portfolio will benefit from possible economies of scale by engaging MFS; and (7) information regarding MFS's compliance and regulatory history. In addition, the Trustees considered the organizational capability and financial condition of MFS and the conditions and trends prevailing in the economy, the securities markets and the investment company industry.

     The Trustees of the Trust, including a majority of the Independent Trustees, were separately represented by counsel that is independent of SunAmerica in connection with their consideration of approval of the Subadvisory Agreement. The matters discussed below were also considered separately by the Independent Trustees in executive sessions during which such independent counsel provided guidance to the Independent Trustees.

     Nature, Extent and Quality of Services. The Trustees, including the Independent Trustees, considered the nature, quality and extent of services to be provided by MFS. The Trustees noted that MFS would be responsible for providing investment management services, including investment research, advice and supervision, and determining which securities shall be purchased or sold by the Portfolio. The Trustees reviewed MFS's history, structure and size, and investment experience. The Trustees were informed that in SunAmerica's judgment, MFS has the size, visibility and resources to attract and retain highly qualified investment professionals.

     The Trustees reviewed the qualifications, background and responsibilities of MFS's personnel who would be responsible for providing investment management services to the Portfolio. The Trustees concluded that they were satisfied with the nature, quality and extent of the services to be provided by MFS and that there was a reasonable basis on which to conclude that it would provide high quality services to the Portfolio.

     Fees and Expenses. The Trustees received and reviewed information regarding the Portfolio's anticipated subadvisory fees compared against the subadvisory fees and expense ratios of other similar funds in its category as tracked by an independent third-party provider of investment company data. It was noted that with respect to subadvisory fees, SunAmerica negotiated such fees with MFS at arms-length. It was noted that there were too few comparable funds with subadvisers to create a Lipper peer group/universe. The Board noted that the subadvisory fees will slightly decrease as a result of the change of subadviser and that SunAmerica will retain more of its advisory fee. On the basis of the information considered, the Trustees concluded that the subadvisory fee rate was fair and reasonable in light of the usual and customary charges made for services of the same nature and quality and the other factors considered.

     INVESTMENT PERFORMANCE. The Board considered that the Portfolio trailed the median of its Performance Group/Universe and underperformed the Lipper VUF Utility Category average for the one-, three- and five-year periods. The Board considered MFS's above-median performance with respect to the MFS Utilities Fund. The Board determined that given the Portfolio's underperformance, a change in subadviser was advisable.

     Cost of Services & Benefits Derived. With respect to indirect costs and benefits, the Trustees were informed, based on SunAmerica's judgment, that (1) any indirect costs incurred by MFS in connection with rendering investment advisory services to the Portfolio were inconsequential to the analysis of the adequacy of its subadvisory fee, and (2) any collateral benefits derived as a result of providing advisory services to the Portfolio are de minimis and do not impact upon the reasonableness of the subadvisory fee. The Trustees concluded that any benefits that MFS could be expected to receive with regard to providing investment advisory and other services to the Portfolio were not unreasonable.

     Profitability and Economies of Scale. In considering the profitability to MFS in connection with its relationship with the Portfolio, the Trustees noted that the fees under the Subadvisory Agreement are paid by SunAmerica. The Trustees also relied on the ability of SunAmerica to negotiate the Subadvisory Agreement and the fees thereunder at arm's length. For each of the above reasons, the profitability to MFS from its relationship with the Portfolio was determined not to be a material factor in the Trustees' deliberations. For similar reasons, the potential for the Portfolio to experience economies of scale from MFS's management of the Portfolio was not considered a material factor to the Trustees' consideration of MFS.

     Terms of Subadvisory Agreement. The Trustees, including the Independent Trustees, reviewed the terms of the Subadvisory Agreement and the Amendment, including the duties and responsibilities undertaken by MFS. The Trustees noted that the Subadvisory Agreement provides that MFS will pay all of its own expenses in connection with the performance of its duties as well as the cost of maintaining the staff and personnel as necessary for it to perform its obligations. The Trustees also considered other provisions of the Subadvisory Agreement and concluded that the terms of the Subadvisory Agreement are reasonable, fair and in the best interest of the Portfolio and its shareholders.

     Compliance. The Trustees considered whether MFS was subject to any recent regulatory or compliance-related actions or investigations. The Trustees concluded that there was no material litigation or proceeding that would materially effect MFS's ability to advise the Portfolio.

     Conclusions. In reaching their decision to approve the Subadvisory Agreement, the Trustees based their decision on the totality of the factors and each Trustee contributed different weight to the various factors. Based upon the materials they reviewed, the representations made to them and the considerations described above, and as part of their deliberations, the Trustees, including the Independent Trustees, concluded that MFS possesses the capability and resources to perform the duties required of it under its Subadvisory Agreement.

OWNERSHIP OF SHARES

     As of the record date, the following number of Portfolio shares outstanding: Class 1: 4,597,544 shares; Class 2: 607,027 shares; and Class 3:
138,394 shares. All shares were owned directly by the separate accounts of AIG SunAmerica Life Assurance Company, First SunAmerica Life Insurance Company and the separate accounts of other affiliated life insurance company ("Affiliated Life Insurance Companies"). All outstanding shares of the Portfolio are owned of record, in the aggregate by the following:

                                                                                          AFFILIATED LIFE
                                               ASLAC                    FSLIC           INSURANCE COMPANIES
                                      ----------------------   ----------------------   -------------------
                                        SHARES    PERCENTAGE     SHARES    PERCENTAGE   SHARES   PERCENTAGE
                                      ---------   ----------   ---------   ----------   ------   ----------
Telecom Utility Portfolio - Class 1   4,365,368     94.95%     2,101,078      4.57%     22,068      0.48%
Telecom Utility Portfolio - Class 2     607,027     100.0%             0      0.00%          0      0.00%
Telecom Utility Portfolio - Class 3     122,147     88.26%        16,247     11.74%          0      0.00%

     To SunAmerica's knowledge, no person owns a variable annuity contract and/or variable life insurance policy or interests therein for more than 5% of the outstanding shares of the Portfolio. The Trustees and officers of the Trust and members of their families as a group, beneficially owned less than 1% of the beneficial interest of the Portfolio as of December 31, 2006.

BROKERAGE COMMISSIONS

     For the Portfolio's fiscal year ended January 31, 2007, the Portfolio paid $80,776 in brokerage commissions, none of which were paid to affiliated brokers.

OTHER SERVICE AGREEMENTS

     Pursuant to the Advisory Agreement with SunAmerica, the Portfolio paid SunAmerica $382,566, or 0.75% of the Portfolio's average net assets, in advisory fees for the fiscal year ending January 31, 2007. Pursuant to a Service Plan, the Portfolio paid service and maintenance fees to ASLAC, FSLIC and Other Affiliated Insurance Company, as follows: Class 1 shares, $0; Class 2 shares, $7,888; and Class 3 shares, $1,639.

     AIG SunAmerica Capital Services, Inc., which is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311-4992, distributes the Portfolio's shares.

SHAREHOLDER REPORTS

     Copies of the most recent annual and semi-annual reports of the Trust are available without charge and may be obtained by writing the Trust at P.O. Box 54299, Los Angeles, California 90054-0299 or by calling (800) 445-7862.

SHAREHOLDER PROPOSALS

     The Trust is not required to hold annual shareholder meetings. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Trust must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Nori L. Gabert, Esq., Secretary of SunAmerica Series Trust, 2929 Allen Parkway, Houston, Texas 77019.

                                        By Order of the Trustees,


                                        ----------------------------------------
                                        Nori L. Gabert
                                        Secretary
                                        SunAmerica Series Trust

Dated: June __, 2007

                                                                       EXHIBIT A

                    AMENDMENT NO. 1 TO SUBADVISORY AGREEMENT

     This AMENDMENT NO. 1 TO SUBADVISORY AGREEMENT (the "Amendment") is effective as of May 1, 2007 by and between AIG SUNAMERICA ASSET MANAGEMENT CORP. (formerly known as SunAmerica Asset Management Corp.), a Delaware corporation (the "Adviser"), and MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware corporation (the "Subadviser").

                                   WITNESSETH:

     WHEREAS, the Adviser and SUNAMERICA SERIES TRUST, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 2000, as amended from time to time (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to it which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and

     WHEREAS, the Adviser and Subadviser are parties to that certain Subadvisory Agreement dated January 1, 1999, as amended, with respect to the Trust; and

     WHEREAS, the parties wish to amend the Subadvisory Agreement as set forth below.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. The following new paragraph shall be added to the Subadvisory Agreement:

               18. CONFIDENTIALITY. The Subadviser will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of the Portfolios, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the Subadviser shall disclose such non-public information only if the Adviser or the Board of Trustees has authorized such disclosure by prior written consent, or if such information is or hereafter otherwise is known by the Subadviser or has been disclosed, directly or indirectly, by the Adviser or the Trust to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the Subadviser in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Notwithstanding the foregoing, the Subadviser may disclose the total return earned by the Portfolios and may include such total return in the calculation of composite performance information.

     2. Paragraph 19 to the Subadvisory Agreement, titled Proxy Voting, is deleted in its entirety and replaced with the following paragraph:

               19. PROXY VOTING. The Adviser will vote proxies relating to the Portfolio's securities. The Adviser will vote all such proxies in accordance with such proxy voting guidelines and procedures adopted by the Board of Trustees. The Adviser may, on certain non-routine matters, consult with the Subadviser before voting proxies relating to the Portfolio's securities. The Adviser will instruct the custodian and other parties providing services to the Trust promptly to forward to the proxy voting service copies of all proxies and shareholder communications relating to securities held by each Portfolio (other than materials relating to legal proceedings).

     3. Schedule A to the Subadvisory Agreement is hereby amended to reflect the addition of the SunAmerica Series Trust Telecom Utility Portfolio. Schedule A is also attached hereto.

                                        Annual Fee
                              (as a percentage of the average
                              daily net assets the Subadviser
Portfolio(s)                     manages in the portfolio)
------------                ---------------------------------
Telecom Utility Portfolio   0.375% on the first $250 million
                            0.325% on the next $500 million
                            0.300% on the next $750 million
                            0.250% over $1.5 billion

     Subadviser shall managed the Telecom Utilities Portfolio assets and shall be compensated as noted above.

     4. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     5. FULL FORCE AND EFFECT. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.

     6. MISCELLANEOUS. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment as of the date first above written.

AIG SUNAMERICA ASSET MANAGEMENT CORP.   MASSACHUSETTS FINANCIAL SERVICES COMPANY


By: /s/ PETER A. HARBECK                By: /s/ ROBERT J. MANNING
    ---------------------------------       ------------------------------------
Name: Peter A. Harbeck                  Name: Robert J. Manning
Title: President and Chief Executive    Title: President and CEO
       Officer

                                   SCHEDULE A

                              Effective May 1, 2007

                                                   ANNUAL FEE
                                         (AS A PERCENTAGE OF THE AVERAGE
                                         DAILY NET ASSETS THE SUBADVISER
PORTFOLIO(S)                                MANAGES IN THE PORTFOLIO)
------------                            --------------------------------
MFS MASSACHUSETTS INVESTORS TRUST
PORTFOLIO                               0.400% on the first $300 million
                                        0.375% on the next $300 million
                                        0.350% on the next $300 million
                                        0.325% on the next $600 million
                                        0.250% over $1.5 billion

MFS TOTAL RETURN PORTFOLIO              0.375%

TELECOM UTILITY PORTFOLIO               0.375% on the first $250 million
                                        0.325% on the next $500 million
                                        0.300% on the next $750 million
                                        0.250% over $1.5 billion

                              SUBADVISORY AGREEMENT

          This SUBADVISORY AGREEMENT is dated as of January 1, 1999, by and between SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the "Adviser"), and MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware corporation (the "Subadviser").

                                   WITNESSETH:

     WHEREAS, the Adviser and SunAmerica Series Trust, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust; and

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and may issue shares of beneficial interest, no par value per share, in separately designated portfolios representing separate funds with their own investment objectives, policies and purposes; and

     WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment portfolio or portfolios of the Trust listed on Schedule A attached hereto (the "Portfolio(s)"), and the Subadviser is willing to furnish such services;

     NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

     1. DUTIES OF THE SUBADVISER. The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Trust. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of the assets of each Portfolio listed on Schedule A attached hereto. The Subadviser will determine in its discretion and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Trust is required to maintain under provisions of the Act, and will render regular quarterly reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish, and subject to the last paragraph of this Section, in compliance with
(a) the objectives, policies, and limitations for the Portfolio(s) set forth in the Trust's current prospectus and statement of additional information, and (b) applicable laws and regulations.

          Subject to the last paragraph of this Section, the Subadviser represents and warrants to the Adviser that each of the Portfolios set forth in Schedule A will be operated and managed (1) in compliance with all applicable federal and state securities laws governing its operations and investments; and
(2) so as not to jeopardize either the treatment of the variable annuity contracts which invest in the Portfolios (hereinafter "Contracts") as annuity contracts for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). Without limiting the foregoing, and subject to the last paragraph of this Section the Subadviser represents and warrants (1) to manage each Portfolio so as to be treated as a "regulated investment company" under subchapter M, chapter 1 of the Code, and (2) compliance with (a) the provisions of the Act and rules adopted thereunder; (b) the diversification requirements specified in the Internal Revenue Service's regulations under Section 817(h) of the Code; (c) applicable federal and state securities laws; and (d) the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code. The Subadviser further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for the Contracts or shares of the Trust, or any amendment or supplement thereto, are made in direct reliance upon and in direct conformity with specific information furnished by the Subadviser expressly for use therein ("Furnished Information"), such Registration Statement and any amendments or supplements thereto will, with respect to the Furnished Information, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the "1933 Act") and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Further, any statements or omissions in any Registration Statement for the Contracts or shares of the Trust, or any amendment or supplement thereto, which are made based upon Furnished Information and which have been provided to Subadviser for its review, shall be deemed acknowledged and approved by Subadviser, unless Subadviser provides Adviser with written indication to the contrary within 5 business days of its receipt of the Registration Statement, amendment or supplement for review.

          The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

          The Adviser acknowledges that the Subadviser is not the compliance agent for any Portfolio or for the Trust or the Adviser, and does not have access to all of each Portfolio's books and records necessary to perform certain compliance testing. To the extent that the Subadviser has agreed to perform the services specified in this Section in accordance with the Trust's registration statement, the Trust's Agreement and Declaration of Trust and By-Laws, the Trust's Prospectus and any policies adopted by the Trust's Board of Trustees applicable to the Portfolios (collectively, the "Charter Requirements'), and in accordance with applicable law (including Sub-chapters M and L of the Code, the Act and the Advisers Act ('Applicable Law')), the Subadviser shall perform such services based upon its books and records with respect to each Portfolio, which comprise a portion of each Portfolio's books and records, and upon information and written instructions received from the Adviser or the Trust's administrator, and shall not be held responsible under this Agreement so long as it performs such services in accordance with this Agreement, the Charter Requirements and Applicable Law based upon such books and records and such information and instructions provided by the Adviser or the Trust's administrator. The Adviser shall promptly provide the Subadviser with copies of the Trust's registration statement, the Trust's Agreement and Declaration of Trust and By-Laws, the Trust's currently effective Prospectus and any written policies or procedures adopted by the Trust's Board of Trustees applicable to the Portfolio and any amendments or revisions thereto.

     2. PORTFOLIO TRANSACTIONS. The Subadviser is responsible for decisions to buy or sell securities and other investments of the assets of each Portfolio, broker-dealers and futures commission merchants' selection, and negotiation of brokerage commission and futures commission merchants' rates. As a general matter, in executing portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser's best judgement, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm's risk in positioning a block of securities. Subject to such policies as the Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser's having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, as broker-dealers or futures commission merchants to effect portfolio transactions in securities and other investments for a Portfolio. The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request.

     3. COMPENSATION OF THE SUBADVISER. The Subadviser shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to each

Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days' net assets in order to calculate the daily accrual). If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

     4. OTHER SERVICES. At the request of the Trust or the Adviser, the Subadviser in its discretion may make available to the Trust, office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Trust or the Adviser at the Subadviser's cost.

     5. REPORTS. The Trust, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.

     6. STATUS OF THE SUBADVISER. The services of the Subadviser to the Adviser and the Trust are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

     7. CERTAIN RECORDS. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Portfolio(s) in connection with the provision of services hereunder that are required to be maintained by the Trust pursuant to the requirements of Rule 31a-1 of that Act. Any such records which are prepared or maintained by the Subadviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust or the Adviser on request; provided that the Subadviser may retain copies of these records.

     The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust's auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust. Each party to this Agreement agrees to cooperate with each other party and with appropriate authorities having the requisite jurisdiction (including, but not limited to, the SEC and state insurance regulators) in connection with any investigation or inquiry relating to this Agreement or the Trust. This agreement to cooperate does not restrict either party's right to assert that information requested is privileged or confidential.

     8. REFERENCE TO THE SUBADVISER. Neither the Trust nor the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Subadviser or any of its affiliates or any derivation thereof or logo associated therewith in any advertising or promotional materials or otherwise without the prior approval of the Subadviser. Any such withholding of approval by the Subviser shall be made in writing to the Adviser and shall indicate the specific reason(s) why such approval is being withheld.

     9. STANDARD OF CARE AND INDEMNIFICATION.

          (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Subadviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) the Subadviser shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify and hold harmless the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the Subadviser's conduct under this Agreement. Subadviser hereby agrees to indemnify, defend and protect Adviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) and hold

Adviser harmless, from and against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising out of Subadviser's disabling conduct.

          (b) In no case is any indemnity provided in this Agreement in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligations and duties under this Agreement.

          (c) Any person seeking indemnification hereunder shall furnish the indemnifying party with (i) prompt notice of any claim, suit or action and (ii) full information and all reasonable assistance necessary to defend such claim. The indemnifying party shall have full authority to control the defense and settlement of any such action with counsel of its own selection; and the indemnified party shall not have any right to indemnification hereunder for any settlement entered into by the indemnified party without the indemnifying party's prior written consent.

     10. PERMISSIBLE INTERESTS. Trustees and agents of the Trust are or may be interested in the Subadviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Trust as trustees, or otherwise; and the Subadviser (or any successor) is or may be interested in the Trust in some manner.

     11. TERM OF THE AGREEMENT. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio(s) voting separately from any other series of the Trust.

          With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Trust, or by the Adviser, on not less than 30 nor more than 60 days' written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser and the Trust; provided, however, that this Agreement may not be terminated by the Subadviser unless another subadvisory agreement has been approved by the Trust in accordance with the Act, or after six months' written notice, whichever is earlier. In the event of such a termination, the Adviser will use its best efforts, and cause the Trust to use its best efforts, to engage another subadviser for the portfolio as soon as possible. Notwithstanding the foregoing, the Subadviser may terminate the Agreement on 60 days' written notice to the Adviser and the Trust, in the event of a breach of this Agreement by the Adviser. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act). This Agreement will also automatically terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated.

     12. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     13. AMENDMENTS. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity with the requirements of the Act.

     14. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

     15. PERSONAL LIABILITY. The Declaration of the Trust establishing the Trust (the "Declaration"), is on file in the office of the Secretary of The Commonwealth of Massachusetts, and, in accordance with that Declaration, no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the "Trust Property" only shall be liable.

     16. SEPARATE SERIES. Pursuant to the provisions of the Declaration, each Portfolio is a separate series of the Trust, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Trust as a whole.

     17. NOTICES. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

Subadviser:       Massachusetts Financial Services Company
                  500 Boylston Street
                  Boston, Massachusetts 02116
                  Attention: General Counsel

Adviser:          SunAmerica Asset Management Corp.
                  The SunAmerica Center
                  733 Third Avenue, Third Floor
                  New York, NY 10017
                  Attention: Robert M. Zakem
                             Senior Vice President and
                             General Counsel

with a copy to:   SunAmerica Inc.
                  1 SunAmerica Center
                  Century City
                  Los Angeles, CA 90067-6022
                  Attention: Susan L. Harris
                             Senior Vice President,
                             General Counsel - Corporate Affairs
                             and Secretary

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

                                        SUNAMERICA ASSET MANAGEMENT CORP.


                                        By: /s/ Peter A. Harbeck
                                            ------------------------------------
                                        Name: Peter A. Harbeck
                                        Title: President


                                        MASSACHUSETTS FINANCIAL SERVICES COMPANY


                                        By: /s/ Jeffrey L. Shames
                                            ------------------------------------
                                        Name: Jeffrey L. Shames
                                        Title: Chairman and Chief Executive
                                               Officer